UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

Electronics For Imaging, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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For inquiries contact:

Vicki Sam

Chief of Staff

EFI

1-650-357-3985

Vicki.sam@efi.com

FAQ

Affiliates of Siris Agree to Acquire EFI

Employee Questions

1.	What does it mean to be a privately-owned company?

•	Following completion of the transaction, EFI will no longer be a company with publicly-traded shares. EFI will become a private company, wholly-owned by affiliates of Siris.

2.	Why is this transaction a good thing for employees? Are there any benefits to private ownership?

•	We believe that Siris’ investment in EFI is a clear endorsement of our strategy and reflects the potential Siris sees in our business and the talent and experience of our employees.

•	We expect private ownership will allow us to devote even more time and attention to delivering valuable products and outstanding service to customers.

•	More specifically, we expect private ownership will allow us to make long-term, strategic investments in our customers, partners, employees, technology and systems.

•	We expect that private ownership will also allow us to remain agile and responsive to changing market conditions and customer needs.

3.	What happens between now and the completion of the transaction?

•	Until the pending transaction receives all of the necessary approvals and is complete, our work should continue to be “business as usual,” and we will continue to operate normally and independently.

•	We all benefit by staying focused on meeting our deadlines and customer commitments, and working diligently to achieve our 2019 business plan.

4.	Following the completion of the transaction, will Siris change how we run the Company?

•	We do not anticipate most day-to-day operations of the Company to change.

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We expect private ownership by a like-minded strategic sponsor will help ensure EFI’s long-term success and encourage more agility and responsiveness in product development, go-to-market, service delivery, and the overall execution of our strategy. We believe that this will enable us to expand, grow, and react faster to the evolving requirements of the market and our customers.

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We believe that private ownership will allow us to devote even more time and attention to delivering valuable products and outstanding service to customers, while increasing career opportunities for our employees.

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We believe that being private will also allow us to more quickly implement the seven strategic initiatives that Bill recently circulated to everyone. We believe that we can make more significant short-term investments for the long-term benefit of the Company.

For inquiries contact:

Vicki Sam

Chief of Staff

EFI

1-650-357-3985

Vicki.sam@efi.com

FAQ

Affiliates of Siris Agree to Acquire EFI

5.	Will my role / team change, and if so, how? Will there be a change in my reporting structure?

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Aside from actions taken in the ordinary course of business, we do not currently anticipate any immediate changes will be made to titles, roles, teams, or reporting lines. You should assume it is “business as usual”.

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After the transaction closes, as with all acquisitions, we expect there will be some movement in individual roles and teams as we continue to optimize talent across the Company and its individual functions.

•	If changes arise, we will communicate this to those impacted as appropriate.

6.	Is my job at risk? Will there be layoffs associated with the transaction?

•	Any decisions regarding changes in personnel will be communicated at the appropriate time. We will strive to communicate openly and are committed to treating employees fairly.

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Please keep in mind that as with all businesses, there will sometimes be periods of change where we may look at efficiencies and areas of the Company that can perform their functions in more effective ways.

•	We expect that any potential future changes will be in line with our overall strategic approach, and these will be communicated to those individuals directly impacted and the wider organization.

7.	Will I keep my service date?

•	Yes, your service date will remain the same.

8.	Will there be any changes to employee compensation and benefits?

•	Until the transaction closes, we expect that any changes to benefits will be limited to those that occur in the ordinary course of business.

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We are not aware of any plans to make any material changes to base wages or salary or cash bonus opportunities after the transaction closes. Because the Company will be privately-held rather than publicly-traded, additional incentive programs would be structured in a way that is appropriate for a private environment rather than a stock-based compensation program like the Company currently employs.

•	We understand Siris is dedicated to maintaining a competitive compensation and benefits environment for employees.

9.	What will happen to the 2019 Stock Bonus Plan?

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We expect that the existing 2019 Stock Bonus Plans will be converted to a cash-based program based on the previously-communicated targets. Each person’s total bonus opportunity will be based on the $37.00 targeted transaction price per PSU granted under the bonus program, subject to applicable tax withholding.

•	If the transaction closes, we expect that any bonus payouts earned for 2019 will be paid after the end of the year in cash instead of using equity.

For inquiries contact:

Vicki Sam

Chief of Staff

EFI

1-650-357-3985

Vicki.sam@efi.com

FAQ

Affiliates of Siris Agree to Acquire EFI

•	In the future, we understand that Siris intends to support management in implementing competitive incentive programs to attract, reward, and retain employees.

•	We understand Siris is dedicated to maintaining a competitive compensation and benefits environment for employees.

10.	What will happen to sales incentive plans?

•	We understand that the existing commission and incentive plans will remain in place for eligible employees through the remainder of the year and will be based on the previously-communicated metrics.

•	In the future, we understand that Siris intends to support management in implementing competitive incentive programs to attract, reward, and retain employees.

•	We understand Siris is dedicated to maintaining a competitive compensation and benefits environment for employees.

11.	What will happen to my equity awards?

Generally, all EFI stock unit awards held by employees that are outstanding at the closing will be paid out in cash out or assumed and converted to cash-settled awards based on the transaction price of $37.00 per share, subject to applicable tax withholding.

•	Vested RSUs – any RSUs (time-based or performance-based) that have already vested will be in paid in cash at closing at $37.00 per share, subject to applicable tax withholding

•	Unvested RSUs – other than those under the 2019 Annual Incentive Program (which are described below)

•	Time-based RSUs Held by Employees

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If they are currently outstanding as of signing and are scheduled to vest within 12 months after the closing, they will accelerate and be paid out in cash at closing at $37.00 per share, subject to applicable tax withholding

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If they are not currently outstanding as of signing or are scheduled to vest more than 12 months after closing, they will be assumed and converted to cash-settled awards that will be paid out in cash at $37.00 per share, subject to applicable tax withholding and terms of the existing award, including their existing time-based vesting schedule and continued employment with EFI through the vesting date

•	Performance-based RSUs Held by Employees

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If the award (or portion thereof) is a performance-based award and it is not yet vested, it will be assumed and converted to time-based, cash-settled award that will be paid out in cash at $37.00 per share, subject to applicable tax withholding and terms of the existing award, including continued employment with EFI through the vesting date, after the end of the applicable measurement period, as if 100% of the “target”-level performance metrics were achieved

•	2019 Annual Incentive Program

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Unvested performance-based RSUs granted under the 2019 Annual Incentive Program will be assumed and converted to cash-settled awards that will be paid out in cash at $37.00 per share, subject to applicable tax withholding, based on the terms of the existing award, including the actual achievement of the performance metrics in the existing awards and continued employment with EFI through the vesting date

For inquiries contact:

Vicki Sam

Chief of Staff

EFI

1-650-357-3985

Vicki.sam@efi.com

FAQ

Affiliates of Siris Agree to Acquire EFI

Siris recognizes that incentivizing and retaining employees is critical to the success of the company and the livelihood of its workforce, and as such, we understand Siris plans to develop and maintain a competitive compensation and benefits environment going forward. Further communications regarding compensation and benefits will follow in the months to come.

12.	What happens to the open period under the ESPP program?

Shares purchased under the ESPP program that you hold at the effective time of the merger are treated identically to all other shares in the transaction, and will be purchased at $37.00 per share.

If the transaction closes before July 31, 2019 (which is the end of the current ESPP period), there will be a final purchase of shares with the contributions then-credited to the ESPP program (i.e., the payroll deductions that had been made up to that date) in accordance with the ESPP program purchasing rules. If the transaction closes after July 31, 2019, the ESPP purchases for the current period will occur on July 31, 2019 in accordance with the ESPP program purchasing rules.

If you are a current participant in the ESPP program, you can maintain or decrease – but you may not increase – the percentage or amount of your payroll deduction. If you are not already enrolled in the ESPP program, you can no longer enroll.

This will be the last period for the ESPP program.

13.	What will happen to the benefit programs?

•	We understand that there are currently no contemplated changes to the benefits available to employees as a result of the transaction.

•	Siris is dedicated to maintaining a competitive compensation and benefits environment for employees.

•	Further communications regarding compensation and benefits will follow in the months to come as we determine to be appropriate.

14.	What impact will this have on EFI’s culture?

•

We expect that this strong, third-party endorsement of our strategy will help further invigorate the culture. We want to continue to drive an environment where we all feel passionate about our jobs, are committed to the organization’s success, and have a high sense of pride in our work.

15.	Will EFI’s employees be converted to employees of Siris if the transaction closes?

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No. EFI will be a stand-alone company after the transaction closes, just as it is today. The difference is that the ownership of the shares will change from being publicly-traded to being owned by a Siris affiliate. This is Siris’ first investment in the digital imaging technology space and follows Siris’ research-driven investment strategy around industrial technologies.

16.	Will the organizational structure of the Company change?

•	We do not anticipate any major structural changes to the organization as a result of the transaction.

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After the transaction closes, as with all acquisitions, we expect that there will be some movement in individual roles and teams as we continue to optimize talent across the Company and its individual functions.

•	As more information becomes available, we will communicate any material changes to impacted individuals and the organization as a whole, as we determine to be appropriate.

17.	Will there be office closures of any facilities? Will the transaction require me to relocate?

•	At this time we have not had detailed discussions with Siris and so it is premature to discuss any changes. As with all transitions, we have an opportunity to review all of our operations and make

For inquiries contact:

Vicki Sam

Chief of Staff

EFI

1-650-357-3985

Vicki.sam@efi.com

FAQ

Affiliates of Siris Agree to Acquire EFI

determinations about the optimal path forward. As with other specifics, details will be shared with employees as more information becomes available after the transaction closes, in advance of any such changes.

18.	What does this mean for contractors?

•	The transaction should have no immediate impact on your relationship with EFI.

19.	How will our systems be affected (email, phones, CRM, applications, intranet etc.)?

•	There are no immediately contemplated changes to the Company’s systems as a result of the transaction.

20.	Will the management team be sharing information regularly on our strategies and plans?

•	For now, it is business as usual. We will share any updates along the way as appropriate. Once we have closed, the executive team will establish a regular cadence for communications.

21.	What’s next?

•	The transaction is expected to close by the third quarter of this year.

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We will plan to communicate the news of the transaction directly to customers, and this will be managed by the executive team, sales organization, and select managers. We all must diligently work to ensure that our current customer relationships and projects are not impacted negatively.

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We do not expect to see any immediate change to the way our business operates and interacts with customers, partners, and others. We must convey confidence to our customers and partners and continue to provide them with the same high-levels of commitment, service, and support that they deserve and expect from EFI.

22.	If our customers call and ask questions, what can I tell them?

•	You can tell them that the needs of our customers and partners remain our number one priority.

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EFI’s customers and partners should not anticipate any operational impact; account managers and points of contact will remain the same, and all current contracts will remain in place with no change in our business agreements.

23.	What should I do if I receive calls from members of the media or analyst community?

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This announcement will likely result in increased attention from the media or other outside parties for a period of time. Consistent with our company policy, no employees or contractors, other than approved corporate spokespeople, should make comments about the transaction.

For inquiries contact:

Vicki Sam

Chief of Staff

EFI

1-650-357-3985

Vicki.sam@efi.com

FAQ

Affiliates of Siris Agree to Acquire EFI

•	If you are contacted by the media, investors, financial analysts or any other outside party about EFI or Siris’ involvement in the transaction, please direct the inquiry to:

Vicki Sam

Chief of Staff

EFI

1-650-357-3985

Vicki.sam@efi.com

24.	Who do I talk to if I have questions or concerns about this transaction?

•	Feel free to speak with your manager or your local HR Business Partner with any questions.

•	Alternatively, please send an email to Vicki Sam, vicki.sam@efi.com with your questions.

•	Lines of communication will be kept open with employees during the deal closure process – we want to be as transparent with you as we can.

For inquiries contact:

Vicki Sam

Chief of Staff

EFI

1-650-357-3985

Vicki.sam@efi.com

FAQ

Affiliates of Siris Agree to Acquire EFI

FORWARD LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used herein, words such as “address,” “anticipate,” “believe,” “consider,” “continue,” “develop,” “estimate,” “expect,” “further,” “goal,” “intend,” “may,” “plan,” “potential,” “project,” “seek,” “should,” “target,” “will,” and variations of such words and similar expressions as they relate to EFI, its management or the proposed transaction are often used to identify such statements as “forward-looking statements.” Such statements reflect the current views of the Company and its management with respect to future events, including the proposed transaction, and are subject to certain risks and uncertainties that may cause actual results to differ materially from the results expressed in, or implied by, these forward looking statements. These risks and uncertainties include, but are not limited to, the following: (i) EFI may be unable to obtain shareholder approval as required for the proposed transaction; (ii) other conditions to the closing of the proposed transaction may not be satisfied, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; (iii) the proposed transaction may involve unexpected costs, liabilities or delays; (iv) the business of EFI may suffer as a result of uncertainty surrounding the proposed transaction; (v) shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; (vi) EFI may be adversely affected by other economic, business, and/or competitive factors; (vii) the occurrence of any event, change or other circumstances could give rise to the termination of the definitive merger agreement with affiliates of Siris; (viii) EFI’s ability to recognize the anticipated benefits of the proposed transaction; (ix) the risk that the proposed transaction disrupts EFI’s current plans and operations or diverts management’s or employees’ attention from ongoing business operations; (x) the risk of potential difficulties with EFI’s ability to retain and hire key personnel and maintain relationships with suppliers and other third parties as a result of the proposed transaction; and (xi) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of EFI and the proposed transaction are set forth in filings that EFI makes with the SEC from time to time, including those listed under “Risk Factors” in EFI’s Annual Report on Form 10-K for the year ended December 31, 2018 and filed with the SEC on February 27, 2019, as updated or supplemented by subsequent reports that EFI has filed or files with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. EFI assumes no obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

IMPORTANT INFORMATION FOR INVESTORS AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed acquisition of EFI by affiliates of Siris. In connection with the proposed transaction, EFI intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form, in connection with the solicitation of proxies from EFI’s shareholders for the proposed transaction. The definitive proxy statement will contain important information about the proposed transaction and related matters. BEFORE MAKING A VOTING DECISION, SHAREHOLDERS OF EFI ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, AND OTHER RELEVANT DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EFI, THE PROPOSED TRANSACTION AND RELATED MATTERS. Shareholders may obtain free copies of the proxy statement and other documents (when available) that EFI files with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by EFI will also be available free of charge on EFI’s investor relations website at www.efi.com or by contacting EFI’s Investor Relations Department at investor.relations@efi.com .

PARTICIPANTS IN THE SOLICITATION

EFI and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from EFI’s shareholders in connection with the proposed transaction. Information regarding the ownership of EFI securities by EFI’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information about EFI’s directors and executive officers is also available in EFI’s proxy statement for its

For inquiries contact:

Vicki Sam

Chief of Staff

EFI

1-650-357-3985

Vicki.sam@efi.com

FAQ

Affiliates of Siris Agree to Acquire EFI

2018 annual meeting of shareholders filed with the SEC on April 27, 2018 and is supplemented by other filings made, and to be made, with the SEC by EFI. Additional information regarding persons who may be deemed participants in the solicitation of proxies from EFI’s shareholders in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement described above when it is filed with the SEC. These documents are or will be available free of charge as described above.